UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2013

Volterra Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47467 Fremont Blvd., Fremont, CA	94538-6437
(Address of principal executive offices)	(Zip Code)

(510) 743-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Volterra Semiconductor Corporation was held on April 15, 2013. Proxies for the meeting were solicited by our Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. At the Annual Meeting of Stockholders, 22,601,996 common shares were represented in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1:

Mssrs. Ralph Quinsey, Jeff Richardson and Jeffrey Staszak were elected as directors to hold office until the 2016 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Ralph Quinsey	19,963,308	319,299	2,319,389
Jeff Richardson	19,962,608	319,999	2,319,389
Jeffrey Staszak	20,243,028	39,579	2,319,389

In addition to the directors elected above, Simon Biddiscombe, Fu-Tai Liou, Chris Paisley, Ed Ross and Steve Smith continue to serve as directors after the Annual Meeting of Stockholders.

Proposal 2:

The advisory vote on Volterra’s executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
19,867,447	408,567	6,593	2,319,389

Proposal 3:

The selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
22,486,914	113,849	1,233	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

By:	/s/ DAVID OH
Name:	David Oh
Title:	Director of Legal Affairs and General Counsel

Dated: April 19, 2013